PENTAIR, INC.

NON-QUALIFIED DEFERRED COMPENSATION
PLAN




As Amended and Restated Effective January 1, 1996






                PENTAIR, INC.

NON-QUALIFIED DEFERRED COMPENSATION
PLAN

                  ARTICLE I

HISTORY, PURPOSE AND EFFECTIVE DATE OF PLAN


     Effective January 1, 1993, Pentair, Inc. ("Pentair") established a non-qualified deferred compensation plan
(the "Plan") for the benefit of certain management and highly compensated employees of Pentair and various companies in the Pentair controlled group. Under the Plan, participants could elect to defer receipt of base and bonus compensation in exchange for the unfunded, unsecured promise of the participant's employing company to pay the amounts deferred, plus earnings, at the time and in the manner selected by the participant when making a deferral election. Until the time of payment, the amounts deferred under the Plan, adjusted for any earnings credited with respect to those amounts, remain subject to the claims of the general creditors of the participant's employing company.

     Pentair now hereby amends and restates the Plan, effective January 1, 1996. The amended and restated Plan continues to permit eligible employees of Pentair and companies in the Pentair controlled group to defer receipt of base and bonus compensation in exchange for the unsecured promise of the participant's employing company to pay these amounts, as adjusted for earnings or losses by reference to deemed investment options selected by each participant. The Plan, as amended and restated, also provides for the replacement of benefits no longer available to certain participants under the Pentair
Retirement Savings and Stock Incentive Plan due to certain limitations imposed by the Internal Revenue Code.

     The Plan, as amended and restated, is for the benefit of a select group of management and highly compensated employees. Benefits under the Plan are unfunded, unsecured general obligations of Pentair and participating companies in the Pentair controlled group.
Plan participants have the status of unsecured general creditors of their employing company. Any assets acquired or set aside for purposes of providing this deferred compensation may be held in a grantor trust as the property of the participant's employing company and subject to the claims of its general creditors. To the extent any assets are held in a grantor trust, the terms and provisions of the trust document will control in all cases where they are in conflict with the Plan.

                 ARTICLE II

        DEFINITIONS AND CONSTRUCTION


     Section 2.1    Definitions.  Unless the context
clearly or necessarily indicates the contrary, when capitalized the following words and phrases shall have the meanings shown when used in this Article or other parts of the Plan.

          (1)  "Accounts" are the accounts under the
Plan to be maintained for each Participant.

          (2)  "Base Compensation" is all remuneration
items paid to or on behalf of a Participant for services rendered to the Employer as an Employee as listed or described in the left-hand column of Schedule 1, and excluding any such items listed or described in the right-hand column of Schedule 1. Base salary shall be determined in accordance with customary and usual payroll practices of an Employer, and shall include or not include items of remuneration not listed or described in Schedule
1 as determined by the Committee; provided, however, the Committee shall exercise its discretion with respect to similarly situated Participants in a uniform and non-discriminatory manner. For purposes of the Plan, in no event shall Base Compensation include any item included in the definition of Bonus Compensation, regardless of whether listed or described in Schedule 1.

          (3)  "Before-tax Deposits" are deposits made
at the direction of a Participant pursuant to Section 3.2.

          (4)  "Beneficiary" is the person, trust or
other entity designated by a Participant to receive benefits accumulated hereunder in the event of the Participant's death. If a Participant is married at the time of death, the Beneficiary shall be the Participant's
Spouse at such time, unless (i) such Spouse has consented in writing to the designation of a different Beneficiary,
(ii) such consent is witnessed by a Plan representative appointed by the Committee or a notary public, and (iii) the Participant is survived by a Beneficiary designated as such in the manner described above.

          (5)  "Bonus Compensation" is compensation
awarded to an Employee pursuant to the Employer's
Management Incentive Plan, and may also include annual bonuses or other items of extraordinary compensation as determined by the Committee; provided, however, the Committee shall exercise its discretion with respect to similarly situated Participants in a uniform and nondiscriminatory manner.

          (6)  "Code" is the Internal Revenue Code of
1986, as amended and in effect from time to time.

          (7)  "Committee" is the Committee appointed
pursuant to Article IX.

          (8)  "Company" is Pentair, Inc., a Minnesota
corporation.

          (9)  "Employee" is, subject to the
provisions of Section 2.2(e), any individual who (i) is employed by a Participating Employer, (ii) is a highly compensated or key management employee of a Participating
Employer, (iii) holds a position evaluated by a Participating Employer in salary grade 27 or higher, and
(iv) is eligible to participate in RSIP Plus.

          (10) "Employer" is the Company and each other corporation or unincorporated business which is a member of a controlled group of corporations, a group of trades or businesses under common control or an affiliated service group (within the meaning of Code section 414(b), (c) or (m)) which includes the Company.

          (11) "Employer Contributions" are amounts contributed under the Plan by Participating Employers as provided in Article IV.

          (12) "Employer Discretionary Contributions" are the amounts contributed by Participating Employers pursuant to Section 4.2.

          (13) "Employer Matching Contributions" are the amounts contributed by Participating Employers pursuant to Section 4.1.

          (14) "ERISA" is the Employee Retirement
Income Security Act of 1974, as from time to time amended.

          (15) "Investment Fund" is a deemed
investment which may be selected by the Committee and designated by a Participant for purposes of crediting earnings or losses to a Participant's Accounts.

          (16) "Participant" is an individual who has an Account balance under the Plan.

          (17) "Participating Employer" is the Company and any other Employer designated as such by the Company which adopts the Plan by appropriate corporate action.

          (18) "Plan Year" is the calendar year.

          (19) "Retirement" is an individual's
termination of employment from the Employer (other than by reason of death or Total and Permanent Disability) at a time which then entitles such individual to immediate commencement of early, normal or late retirement benefits under a defined benefit plan maintained by the Company or another Employer (or, for an individual who does not participate under such a defined benefit plan, such a termination of employment for which, if such individual were a participant under the Pentair, Inc. Pension Plan, he or she would be eligible for immediate commencement of such benefits thereunder). If an individual who retires has not completed the minimum number of years of service necessary to qualify for the immediate commencement of such benefits then for purposes of the Plan, such individual shall be deemed to have completed the requisite years of service to be considered eligible for immediate commencement of benefits under the Employer's defined benefit plan.

          (20) "RSIP Plus" is the Pentair, Inc.
Retirement Savings and Stock Incentive Plan, as amended.

          (21) "Spouse" is an individual, of a sex opposite to that of a Participant, whose marriage to a Participant is recognized under the laws of the United
States (or one of the United States) or any other generally recognized jurisdiction.

          (22) "Total and Permanent Disability" is a bodily injury or disease which, in the judgment of the Committee, wholly disables a Participant and will permanently, continuously and wholly prevent such Participant for life from engaging in his or her occupation or employment for wage or profit with an Employer.

          (23) "Trust" is the Pentair, Inc. Deferred
Compensation Trust.

          (24) "Trustee" is the Deferred Compensation
Trustee appointed by the Company.

          (25) "Valuation Date" is the last business day of each calendar month.

     Section 2.2    Provisions Relating to Eligibility to
Participate.

          (a)  General.  This Section 2.2 prescribes
the rules used to determine when an Employee is eligible to begin participation in the Plan and receive Employer
Contributions, and whether the Employee remains so eligible in future Plan Years.

          (b)   Eligibility to Make Before-tax
Deposits. Employees who are eligible to authorize deposits under RSIP Plus are eligible to elect to make
Before-tax Deposits under the Plan.

          (c)   Eligibility for Employer
Contributions.  (1)  Employer Matching Contributions.
Only those Employees who are eligible to receive an employer matching contribution under RSIP Plus and who meet the eligibility criteria described in Section 4.1(b) are eligible to receive an Employer Matching Contribution under the Plan.

          (2)  Employer Discretionary Contributions.
Only those Employees who are eligible to receive an employer discretionary contribution under RSIP Plus and who meet the eligibility criteria described in Section
4.2(b) are eligible to receive an Employer Discretionary
Contribution under the Plan.

          (d)   Suspension of Participation.   (1)
Failure to Qualify as an Employee. An individual shall remain an Employee, regardless of the identity of the Participating Employer, so long as such individual remains eligible to actively participate in RSIP Plus. In the event an Employee becomes employed by an Employer which is not then a Participating Employer under the Plan or under RSIP Plus, such Employer may, in the sole discretion of the Committee, be considered a Participating Employer for the sole purpose of allowing such Employee to remain a Participant.

          If the Committee determines such Employer shall not become a Participating Employer solely with respect to such individual, such individual's participation, and Before-tax Deposits, shall be suspended. If an individual's participation is suspended, no make-up of Before-tax Deposits with respect to Base or Bonus Compensation earned during the period of suspension will be permitted. Employer Contributions shall be made for a Plan Year during which such Employee's participation is suspended only with respect to Before-tax Deposits made, and Base and Bonus Compensation earned, by the Participant prior to such suspension, provided the Participant would otherwise have been entitled to share in Employer Contributions for that Plan Year. A Participant on an authorized leave of absence without pay fails to qualify as an Employee.

          (2)  Resumption.  Upon becoming eligible to
resume participation, an individual whose participation has been suspended may again elect to make Before-tax
Deposits under the Plan pursuant to the provisions of
Section 3.1(b).

          (e)  Application of ERISA.  If the Plan
should be found to be a "pension plan" within the meaning of ERISA section 3(2), or if the Committee should reasonably determine the Plan is or may be such a plan, Plan participation shall not be allowed by any individual
(i) who is not a member of a "select group of management or highly compensated employees" within the meaning of ERISA section 201(2), or (ii) whom the Committee reasonably determines is not or may not be a member of such group. In addition, the Committee shall have the right to (i) limit the class of Employees eligible to participate under the Plan to those individuals who are members of such group, (ii) suspend future participation under the Plan for all individuals who are not members of such group, and (iii) immediately, and without regard to any provision of the Plan, pay to such individual the entire balance in his or her Accounts regardless of whether such individual is then employed by any Employer.

     Section 2.3    Application of Code Limits.  As a
tax-qualified plan, RSIP Plus is subject to various Code provisions limiting the amount of benefits which can be accrued on behalf of participants. It is the intent of the Plan to apply the benefit formulas under RSIP Plus to Participants without reference to the limits contained in any Code section, such as the limits described in Code sections 415(c) and (e). Because the Plan is intended to extend the application of the RSIP Plus formula and is not intended solely to provide benefits in excess of the applicable Code section 415 limits, and it is not, therefore, an excess benefit plan as that term is defined in ERISA section 3(36).

     Section 2.4    Construction.

          (a)  General.  Wherever any words are used
herein in the singular, masculine, feminine or neuter form, they shall be construed as though they were used in the plural, feminine, masculine or non-neuter form, respectively, in all cases where such interpretation is reasonable. The words "hereof ," "herein," "hereunder," and other similar compounds of the word "here" shall mean and refer to this entire document and not to any particular Article or Section. Titles of Articles and Sections are for general information only, and the Plan is not to be construed by reference thereto. Amendments or restatements of the Plan shall apply only to those Participants who are eligible to participate in the Plan on or after the effective date of the amendment or restatement, unless the amendment or restatement specifically provides for retroactive application.

          (b)  Applicable Law.  To the extent not
preempted by ERISA or any other federal statute, the Plan shall be construed and its validity determined according to the substantive laws of the State of Minnesota. In case any provision of the Plan shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining provisions of the Plan, and the Plan shall be construed and enforced as if said illegal or invalid provisions had never been included.


                 ARTICLE III

           PARTICIPANT'S DEPOSITS


     Section 3.1    Election to Participate.

          (a)  General.  An Employee who is eligible
to participate in the Plan may direct that Before-tax
Deposits be made from such Employee's Base or Bonus
Compensation.  Generally, with respect to Base
Compensation, any such election shall be made prior to the beginning of the Plan Year during which the Base
Compensation will be paid.  With respect to Bonus
Compensation, any such election shall be made before the beginning of the Plan Year for which such Bonus
Compensation is earned and, if payable in a later year, not when the Bonus Compensation is paid (e.g., Before-tax
Deposits from Bonus Compensation to be earned in 1996 must be authorized before the end of 1995, but Bonus
Compensation earned in 1996 will not be reduced by the amount of such deposits until paid to the Employee in
1997).

          (b)  Participation During Plan Year.  An
Employee who first becomes eligible to participate in the Plan during a Plan Year may authorize Before-tax Deposits from only Base and Bonus Compensation to be earned after the election to participate is made. Any such election must be made within thirty (30) days of the date such Employee is first eligible to make Before-tax Deposits and will be effective only with respect to Base and Bonus
Compensation paid for services to be performed subsequent to the election. The same rules with respect to Bonus
Compensation, as described in Section 3.1(a), shall apply.

     Section 3.2    Amount of Participant's Before-tax
Deposits. Each Participant shall designate a rate of Before-tax Deposits at the time of election to participate in the Plan, which rate shall be in any percentage which, when combined with the rate of before-tax deposits elected under RSIP Plus, will permit such Participant to defer up to 25% of Base Compensation and up to 100% of Bonus
Compensation. Unless otherwise provided herein, an election designating the rate of Before-tax Deposits shall be irrevocable with respect to Base and Bonus Compensation earned during the Plan Year to which such election applies. Before-tax Deposits shall be made for the Participant through payroll deductions from payments of Base and Bonus Compensation.

     Section 3.3    Payment of Deposits to Trustee.  A
Participating Employer shall remit amounts withheld as Before-tax Deposits to the Trustee as soon as administratively feasible after the end of each calendar month during which such amounts were withheld as Before-tax Deposits under the Plan.


                 ARTICLE IV

           EMPLOYER CONTRIBUTIONS


     Section 4.1    Employer Matching Contribution.

          (a)  Amount of Contribution.  Participating
Employers shall make an Employer Matching Contribution under the Plan in an amount determined by the rate of the employer matching contribution applicable to their eligible Employees for that Plan Year under RSIP Plus.
Said contribution rate shall be applied to each Participant's Base and Bonus Compensation, up to the compensation limit described in Section 4.3. The Employer
Matching Contribution so determined shall be reduced by the amount of the employer matching contributions made on behalf of such Employees under RSIP Plus. Payment of such amount to the Trustee shall be completed not later than sixty (60) days after the end of the Plan Year for which the Employer Matching Contribution is made.

          (b)  Eligibility for Employer Matching
Contributions. The Participants eligible to share in Employer Matching Contributions for a Plan Year shall be all Participants (i) who are eligible to receive an allocation of employer matching contributions under RSIP
Plus for that Plan Year; (ii) whose annual covered compensation under RSIP Plus for that Plan Year exceeds
$150,000, as adjusted for cost-of-living, in the manner and at the time prescribed by the Secretary of the Treasury pursuant to Code section 401(a)(17); and (iii) who, on a combined basis under RSIP Plus and the Plan, are making before-tax deposits of at least 4% of compensation up to the compensation cap described in Section 4.3.

     Section 4.2    Employer Discretionary Contributions.

          (a)  Amount of Contribution.  Participating
Employers shall make an Employer Discretionary
Contribution under the Plan for their eligible Employees in an amount equal to the employer discretionary contribution rate, if any, applicable to that Plan Year under RSIP Plus. Until further action of the Company's
Board of Directors, this rate shall be equal to 1% of each eligible Participant's Base and Bonus Compensation, up to the compensation limit for the Plan Year, as described in
Section 4.3, less the employer discretionary contribution made on behalf of such Participant under RSIP Plus for that Plan Year. Payment of such amounts to the Trustee shall be made no later than sixty (60) days after the end of the Plan Year for which the Employer Discretionary
Contribution is made.

          (b)  Participants Eligible for
Contributions.  Participants eligible for Employer
Discretionary Contributions shall be those who are eligible to receive an employer discretionary contribution under RSIP Plus for that Plan Year and whose annual covered compensation under RSIP Plus for that Plan Year exceeds $150,000, as adjusted for cost-of-living, in the manner and at the time prescribed by the Secretary of the Treasury pursuant to Code section 401(a)(17).


     Section 4.3    Limit on Compensation for Purposes of
Employer Contributions.  In general, Code section
401(a)(17) imposes a limit of $150,000, as adjusted for cost-of-living by the Internal Revenue Service, on annual covered compensation which may be taken into account under RSIP Plus for a plan year. Prior to 1994, this limit was $200,000, as adjusted for cost-of-living. To replace the employer contributions lost by Participants under RSIP
Plus due to the change in the limit on annual covered compensation, the Plan will determine Employer
Contributions by assuming the compensation cap under Code
section 401(a)(17), as in effect prior to 1994, continues to be in effect. This compensation limit (i.e., $254,000 for 1996) shall be adjusted in subsequent years for cost-of-living by applying the same formula the Internal
Revenue Service applies for purposes of Code section
401(a)(17).


                  ARTICLE V

         TRUSTEE AND TRUST AGREEMENT


     Section 5.1    Appointment.

          (a)  General.  The Plan is an unfunded
deferred compensation arrangement and neither the Company nor any Participating Employer shall be required to establish a trust or to in any way segregate assets for purposes of funding or otherwise providing benefits under the Plan. The Company may, however, in its sole discretion, establish and maintain an unfunded grantor trust with one or more persons selected by the Committee to act as Trustee. If a Trustee is so appointed, such Trustee shall hold, manage, administer and invest the assets of the Trust, reinvest any income, and make distributions in accordance with the directions of the Committee and the provisions of the Plan and Trust. The trust agreement shall be in such form and contain such provisions as the Committee deems necessary and appropriate to effectuate the purposes of the Plan.

          (b)  Removal and Resignation.  Pursuant to
the notice requirements and other procedures contained in the trust agreement, and in accordance with the trust agreement, the Committee may, at any time and from time to time, remove a Trustee or any successor Trustee and any such Trustee or any successor Trustee may resign. The
Committee shall, upon removal or resignation of a Trustee, appoint a successor Trustee.

     Section 5.2    Fees and Expenses.  The Trustee's fee,
and other fees and expenses, shall be paid by the Company and Participating Employers. Brokerage fees and other investment expenses, if applicable, shall be paid out of the Trust and charged to the fund of the Trust and the Accounts of the Participant to which such fees and costs are attributable.

     Section 5.3    Use of Trust.  Except as provided under
Section 10.2, to the extent any assets are held in the Trust, such assets shall at all times be the property of the Company or a Participating Employer and, as such, shall remain subject to the claims of general creditors of the Company or the Participating Employer, as the case may be, in the event of bankruptcy or insolvency. No
Participant or Beneficiary shall have any rights to any assets of the Trust, the Company or a Participating
Employer, nor to any amounts credited to any Account maintained under the Plan. Neither the existence of the Plan nor the establishment of a Trust shall be interpreted or construed as a guaranty that any funds which may be held in trust hereunder will be available or sufficient for the payment of benefits under the Plan.

     Section 5.4    Responsibility and Authority for Fund
Management. The Company may, in its sole discretion, establish and maintain a funding policy, and may delegate to the Committee the following duties and authority:

          (i)  to establish Investment Funds for
               purposes of crediting earnings and
               losses to Accounts, including the
               authority to add to or change the
               number and nature of the Investment
               Funds from time to time;

          (ii) to direct the investment and
               reinvestment of all or any portion of
               the assets, if any, held by the
               Trustee under the Trust; and

          (iii)     to periodically review the performance
                    of the Investment Funds.

     Section 5.5    Trust Assets.  Neither the Company, a
Participating Employer nor the Trustee shall be obligated to purchase any asset or Investment Fund designated by a Participant pursuant to the provisions of Article VI for purposes of crediting earnings or losses to such Participant's Accounts. To the extent the Company and Participating Employers remit Before-tax Deposits or
Employer Contributions to the Trustee, however, and the Investment Fund designated by the Participant as a deemed investment for his or her Accounts consists of an asset which the Trustee cannot purchase (e.g., phantom shares of the Company's common stock or an investment which is not readily available on the open market), the Trustee shall, subject to the direction of the Committee, return any such amounts to the Company and Participating Employers in the form of cash. To the extent a Participant reallocates all or a portion of the balance in his or her Accounts into an Investment Fund which consists of an asset the Trustee cannot purchase, the Trustee shall withdraw from the Trust cash equal to the fair market value of such investment designation and return such cash to the Company and Participating Employers.

                 ARTICLE VI

     INVESTMENT; PARTICIPANT'S ACCOUNTS


     Section 6.1    Allocation and Reallocation of Deposits
and Contributions.

          (a)  Allocation.  For purposes of crediting
earnings to his or her Accounts, a Participant shall elect to allocate all Before-tax Deposits and Employer
Contributions to one or more of the Investment Funds.  A
Participant may elect to change the mix of such allocations in accordance with rules of uniform application prescribed by the Committee. An election under this Section 6.1(a) shall remain in effect for the entire Plan Year for which it is made and for successive
Plan Years unless changed by the Participant; provided, however, that neither the Company, a Participating
Employer, the Committee nor the Trustee shall be obligated to purchase any investment designated by a Participant.
Investment Funds are selected by a Participant solely for purposes of determining the earnings or losses to be credited to a Participant's Accounts.

          (b)  Reallocation.  In accordance with rules
of uniform application as established by the Committee, a Participant may reallocate the balance credited to his or her Accounts among the available Investment Funds no more frequently than four (4) times each Plan Year. Any such reallocation shall apply to the entire balance of such Participant's Accounts attributable to participation in the Plan, and not just to deposits or Employer
Contributions made subsequent to such Participant's reallocation. Such reallocation shall not apply to any amounts deferred by a Participant under the Plan prior to its amendment and restatement.

     Section 6.2    Investment of Deposits and Employer
Contributions. The Participating Employers may, but are not required to, contribute to the Trust a Participant's
Before-tax Deposits and Employer Contributions for a Plan
Year. The Committee may, in its sole discretion, direct the Trustee to invest a Participant's Before-tax Deposits and Employer Contributions in the Investment Funds designated by the Participant, to the extent such investment is available on the open market and can be purchased by the Trustee and owned by the Employer.
Regardless of whether any deposits or Employer
Contributions are actually invested in the Investment
Funds designated by Participants, however, the Committee shall maintain a bookkeeping account on behalf of each Participant to which shall be credited the investment results of each Investment Fund so designated to adjust the amounts in each Participant's Accounts. Promptly following each calendar quarter, the Committee shall prepare or cause to be prepared a report indicating the increase or decrease in the value of each Participant's
Accounts. Any earnings of an Investment Fund shall be deemed to be reinvested in the same Investment Fund for purposes of maintaining a Participant's Accounts.

     Section 6.3    Participant's Accounts.

          (a)  Establishment of Accounts.  Separate
Accounts shall be established and maintained for each Participant, depending upon the Investment Funds selected.
To the extent necessary or appropriate to provide for proper administration of the Plan, Participant Accounts shall include separate balances or subaccounts for interests derived from Before-tax Deposits, and Employer
Contributions and such other separate balances as the Committee shall determine. The Committee shall also establish and maintain separate Accounts for Participants by reference to the identity of each Participant's
Employer.

          (b)  Crediting of Accounts.  The appropriate
Accounts of each Participant shall be credited with the amounts of Before-tax Deposits and Employer Contributions made for each Plan Year. The reallocation of a Participant's Accounts shall be appropriately credited as of the Valuation Date coincident with or next following the effective date of the reallocation. The maintenance of such Accounts does not, however, entitle a Participant to any ownership, preferred claim or beneficial interest in any Investment Fund or in any specific asset of the Trust. Investment Funds are deemed investments and are used solely for purposes of determining the earnings or losses to be credited to a Participant's Accounts.


                 ARTICLE VII

        DISTRIBUTION OF ACCOUNTS UPON
          TERMINATION OF EMPLOYMENT


     Section 7.1    Time of Distribution.

          (a)  General.  At the time of participation
in the Plan, each Participant shall elect the form of payment and the event or date upon which payment shall begin. Such election shall apply to all Before-tax
Deposits and Employer Contributions credited under the Plan on behalf of the Participant and shall, except as otherwise provided herein, be irrevocable. Distribution of a Participant's Accounts shall be made or commence to be made as soon as administratively feasible following the elected event of distribution, but in no case later than sixty (60) days after the event of distribution occurs.

          (b)  Events of Distribution.  A Participant
may elect to receive a distribution of benefits under the Plan on:

          (i)  the date the Participant voluntarily
               terminates employment;

          (ii) the date such Participant is granted benefits on account of Total and Permanent Disability under the
               Employer's long-term disability plan
               or, if earlier, the date of a
               Participant's Retirement from the
               Company or a Participating Employer;

          (iii)     January 1 of the year following the
                    year of a Participant's Retirement
                    from the Company or a Participating
                    Employer;

          (iv) the last day of the Plan Year
               coincident with or immediately
               following the Participant's attainment
               of an age which shall be specified by
               the Participant at the time of the
               election;

          (v)  the date specified in (iv) above, if
               the Participant's employment is
               involuntarily terminated prior to that
               date; or

          (vi) the date the Participant's employment ends, regardless of the reason, if the option otherwise elected by such
               Participant cannot be given effect on
               that date.

          (c)  Forms of Distribution.  A distribution
shall be paid in one of the following forms as elected by the Participant:

          (i)  cash lump-sum;

          (ii) equal annual cash installments over a period of five (5) years; or

          (iii)     equal annual cash installments over a
                    period of ten (10) years.

          (d)  Change in Election.  A Participant who
experiences a material change in personal circumstances may elect to change, but not to postpone, the time or method for distribution previously elected. Approval of any such change shall be in the sole discretion of the Committee, and no such change shall be allowed after the date payment of benefits under the Plan commences or is scheduled to commence, or if the Committee determines allowing such change may have an adverse tax consequence to the Company, a Participating Employer, the Plan or other Participants.

     Section 7.2    Distribution Due to Death.

          (a)  Death Benefit.  If a Participant dies
before receiving payment of all of the amounts allocated to his or her Accounts, then all such unpaid benefits shall be paid to his or her Beneficiary within sixty (60) days of the date the Committee has verified the identity of the Beneficiary and the Beneficiary has established the right to receive payment of a Participant's benefits under the Plan.

          (b)  Default Takers.  If a Participant fails
to make a valid Beneficiary designation, makes such a designation but is not survived by any named Beneficiary, or makes such a designation but the designation does not effectively dispose of all benefits payable after the Participant's death, then and to the extent benefits are payable after the Participant's death, all such benefits shall be paid in accordance with the laws of intestate succession of the jurisdiction in which the Participant was domiciled as of the date of death.

          (c)  Form of Distribution.  Distribution to
a Beneficiary shall be made in a cash lump sum; provided, however, a Beneficiary may elect to receive equal annual cash installments over a period of five (5) or ten (10) years if such election is made within thirty (30) days after the date of the Participant's death.

          (d)  Death of Beneficiary.  If a Beneficiary
dies before receiving payment of all amounts allocated to his or her Accounts under the Plan, then all such unpaid benefits shall be paid as a lump sum in accordance with the laws of intestate succession of the jurisdiction in which the Beneficiary was domiciled as of the date of death.

     Section 7.3    Payment of Installments.    If a
Participant or Beneficiary elects to receive an installment distribution, the unpaid balance credited to such Accounts shall continue to be subject to investment direction by the Participant or Beneficiary, as the case may be, and be credited with earnings or losses by reference to the designated Investment Funds in accordance with applicable Plan provisions. Any investment election made by a Participant prior to the date of death shall continue in effect, however, unless changed by the Beneficiary pursuant to the provisions of Section 6.1, until such time as all Plan benefits are paid to the Beneficiary.


     Section 7.4    Payment of Employer Contributions.  To
the extent a Participant or Beneficiary, as the case may be, has received or commenced receiving benefits hereunder, and such Participant is subsequently determined to be entitled to an allocation of Employer Contributions for the Plan Year in which the Participant's participation in the Plan ceased, then the Company or Participating
Employer shall timely pay any such contribution to the individual or, if such individual is receiving an installment form of distribution, the Committee shall adjust the balance of the installments due to reflect the amount of such Employer Contribution effective with the due date of the next installment payment. Any such amount shall remain subject to all applicable provisions of the Plan until paid to the individual.

                ARTICLE VIII

           EMERGENCY WITHDRAWALS


     Section 8.1    Restricted Withdrawals.

          (a)  General.  A Participant who has not
experienced his or her designated event of distribution may, on a showing of an unforeseeable emergency or extraordinary circumstance, request a withdrawal from the Plan. For this purpose, an unforeseeable emergency or extraordinary circumstance is a situation resulting from events beyond the control of the Participant which has created a severe financial hardship the Participant has insufficient liquid assets to meet. The amount of such a withdrawal which may be approved by the Committee, in its sole discretion, shall be the amount necessary to alleviate the Participant's emergency. An emergency withdrawal cannot be requested more frequently than once each Plan Year.

          (b)  Emergency.  For purposes of this
Section, the Committee or its delegate, on a uniform and nondiscriminatory basis, shall determine whether the facts and circumstances relevant to a Participant's situation represent an unforeseeable emergency or other similar extraordinary circumstance. The Committee may require such proof as it deems appropriate from the Participant to evidence the existence of the emergency.

          (c)  Severe Financial Hardship.  To
demonstrate the emergency or circumstance has created a severe financial hardship which cannot be met from other resources, the Participant shall provide such documents or information as the Committee may require to certify the need cannot be relieved (i) through reimbursement from insurance, (ii) by reasonable liquidation of assets that would not create a severe financial hardship, or (iii) by cessation of Before-tax Deposits under the Plan.

          (d)  Time for Payment.  Distributions
pursuant to this Section shall be made as soon as administratively feasible after the withdrawal is approved by the Committee. If a Participant should die after requesting an emergency withdrawal, but prior to the distribution thereof, the withdrawal election shall be deemed revoked.

          (e)  Committee Discretion.  Approval of an
emergency withdrawal shall be in the sole discretion of the Committee, and no such approval shall be given if the Committee determines allowing such withdrawal may have an adverse tax consequence to the Company, Participating
Employers, the Plan or other Participants.

                 ARTICLE  IX

             PLAN ADMINISTRATION


     Section 9.1    Committee.

          (a)  General.  The Company shall appoint a
Committee consisting of not less than three (3) persons which shall have exclusive responsibility for the administration and operation of the Plan and the power to take any action necessary or appropriate to carry out such responsibilities. In addition, the Committee shall generally provide for the operation of the Plan and be a liaison between Employers to assure uniform procedures.
The duties of the Committee shall include, but not be limited to, the following:

          (i)  to prescribe, require and use
               appropriate forms;

          (ii) to formulate, issue and apply rules and regulations;

          (iii)     to prepare and file reports, notices
                    and any other documents  relating  to
                    the Plan which may be required by law;

          (iv) to interpret and apply the provisions of the Plan;

          (v)  to authorize and direct benefit
               payments.

In exercising such powers and duties, and other powers and duties granted under the Plan or Trust to the Committee, the Committee and each member thereof is granted such discretion as is appropriate or necessary to carry out the duties and powers so delegated. This discretion necessarily follows from the fact that the Plan, the Trust and related documents do not, and are not intended to, prescribe all rules necessary to administer the Plan or anticipate all circumstances or events which may arise in the course of such administration.

          (b)  Allocation to Participating Employers.
The Committee shall account for the Trust assets in such manner as will permit the accurate allocation of earnings on Participant Accounts to such Participant's Employer.
The Committee shall provide to each Participating Employer all information necessary to permit each such Employer to prepare any reports or tax filings which may be required by reason of its status as a Participating Employer.

     Section 9.2    Organization and Procedure.  The
Committee may have a chairman, a secretary, and such other officers as it deems appropriate. Action on any matter shall be taken on the vote of at least a majority of all members of the Committee at any meeting or upon unanimous written consent of all members without a meeting. Minutes of meetings shall be kept and all major actions of the Committee shall be recorded in such minutes or other appropriate written form. The Committee may adopt such bylaws, procedures and operating rules as it deems appropriate.

     Section 9.3    Delegation of Authority and
Responsibility. The Committee may, in writing, delegate to any one or more of its members the authority to execute documents on behalf of the Committee and to represent the Committee in any matters or dealings involving such Committee.

     The Committee may delegate in writing certain of its powers to a person employed by an Employer under such terms and conditions as may be specified by the Committee.
Employees of an Employer who are not members of the Committee or persons to whom powers are delegated, shall perform such duties and functions relating to the Plan as the Committee may direct and supervise. It is expressly provided, however, that the Committee shall retain full and exclusive authority and responsibility for and respecting any such activities by other employees, and nothing contained in this Section 9.3 shall be construed to confer upon any such employee any discretionary authority or control respecting the administration or operation of the Plan.

     Section 9.4    Use of Professional Services.  The
Committee may obtain the services of such attorneys, actuaries, accountants or other persons as it deems appropriate, any of whom may be the same persons who are providing services to an Employer. In any case in which the Committee utilizes such services, it shall retain exclusive discretionary authority and control over the administration and operation of the Plan.

     Section 9.5    Fees and Expenses.  Committee members
who are employees of the Company or a Participating
Employer shall serve without compensation but shall be
reimbursed for all reasonable expenses incurred in their
capacity as Committee members.   No employee members of
the Committee or persons performing services pursuant to
Section 9.4 shall receive greater than reasonable compensation for their services. All compensation for services and expenses shall be paid from the Trust unless the Company, in its sole discretion, elects to pay them.
To the extent not paid by the Company, such compensation and expenses shall be paid out of the principal or income of the Trust.

     Section 9.6    Communications.  All requests, claims,
appeals, elections and other communications to the Company or the Committee shall be in writing and shall be made by transmitting the same via the U.S. Mail, certified, return receipt requested, addressed as follows:

          Pentair, Inc.
          1500 County Road B2 West
          St. Paul, Minnesota 55113-3105

          Attn:     Non-Qualified RSIP Committee
               c/o Director of Human Resources


                  ARTICLE X

         AMENDMENTS AND TERMINATION


     Section 10.1   Amendments and Termination.

          (a)  General.   While it is intended the
Plan shall continue in effect indefinitely, the Company may from time to time modify, alter or amend the Plan or the Trust, provided that no amendment affecting the rights, duties or responsibilities of the Trustee may be made without the Trustee's consent. The Company may at any time order the temporary suspension or complete discontinuance of Employer Contributions or may terminate the Plan.

          (b)  Amendments to Comply with Applicable
Law. Nothing herein shall be construed to prevent any modification, alteration or amendment of the Plan or Trust which is required to comply with the provision of any applicable law or regulation relating to the establishment or maintenance of this Plan and Trust. Except as otherwise provided herein, no such amendment shall reduce the balance in any Participant's Accounts determined as of the later of the date the amendment is adopted or effective.

          (c)  Participating Employers.  Any Employer
may become a Participating Employer by adopting a written resolution of its board of directors and delivering such resolution to the Committee. An Employer which becomes a Participating Employer must agree to pay or provide for the payment of benefits hereunder to those Participants
(and their Beneficiaries) employed by such adopting
Employer.

          Any Employer, other than the Company, may cease to be a Participating Employer by adopting a written resolution of its board of directors and delivering such resolution to the Committee. No resolution ending participation in the Plan shall be effective until thirty
(30) days after it is received by the Committee. Unless otherwise provided herein, ceasing to be a Participating
Employer shall not relieve such Employer of the obligation to provide for the payment of benefits credited to Accounts on behalf of Participants during the time such Employer was a Participating Employer.

          (d)  Plan Termination.  If the Plan is
terminated, the Committee may elect to either terminate or retain the Trust. Any decision to terminate the Plan or the Trust shall not reduce the balance of a Participant's
Accounts under the Plan as of the effective date of such termination, nor shall it terminate, amend or otherwise change the liability of the Company or Participating
Employer to pay or provide for the payment of benefits under the Plan.

     Section 10.2   Change in Control.

          (a)  Definition.  For purposes of the Plan,
an unfriendly change in control of the Company shall be deemed to occur if any person or entity shall acquire control of the Company either by substantial market purchases or by a tender offer, or both, which is opposed by a majority of the Company's board of directors.

          (b)  Effect on Trust.  Notwithstanding any
other provision of the Plan, in the event of an unfriendly change in control, the Trust created hereunder shall no longer be considered a grantor trust, and shall be converted to a fully funded irrevocable trust maintained for the exclusive benefit of the Participants and their Beneficiaries. The Company and Participating Employers shall then immediately pay to the Trustee such assets, whether in cash or other property, as are necessary to fully fund the benefits represented by the balance then credited to each Participant's Accounts. The Company and Participating Employers shall also be obligated to immediately pay to the Trust such additional amounts, as determined by the Committee in its sole discretion, which may be necessary to pay all applicable federal, state and local tax liability which may be imposed on each Participant due to the irrevocable funding of the Trust.
After the Trust becomes funded, neither the Company nor any Participating Employer shall have any right, title or interest in the assets of the Trust and none of such assets shall inure to the benefit of the Company or a Participating Employer.

          (c)  Effect on Participants.  Upon the
occurrence of an unfriendly change in control, the Plan shall be deemed to automatically terminate and all benefits then credited to the Participants' Accounts, together with earnings on such benefits through the effective date of the change in control, shall be immediately payable to the Participants, together with such additional amounts as have been contributed by the Company and Participating Employers to offset the applicable taxes as will be imposed on Participants due to the funding and payment of benefits hereunder.

                 ARTICLE XI

                MISCELLANEOUS


     Section 11.1   Non-Guarantee of Employment.
Nothing contained in this Plan shall be construed as a contract of employment between an Employer and a Participant, or as a right of any Participant to be continued in the employment of an Employer, or as a limitation on the right of an Employer to discharge any Participant with or without notice or with or without cause.

     Section 11.2   Rights to Trust Asset.

          (a)  Rights of Participants.  No Participant
or any other person shall have any right to, or interest in, any part of the Trust assets upon termination of employment or otherwise, except as otherwise provided under the Plan. If the assets of the Trust are insufficient to pay the deposits and Employer
Contributions and earnings thereon credited to a Participant's Accounts, the Participant's Employer shall pay any such amounts from its other general assets. If such Employer does not timely pay such benefits, then, except as described in Section 11.2(b), the sole recourse of a claimant Participant or Beneficiary shall be against such Employer and neither the Company nor any other
Employer shall be responsible to pay or provide for the payment of such benefits or liable for the nonpayment thereof.

          (b)  Company Assumption of Liability.  If
the Participant's employment is terminated due to the sale of the stock (or rights analogous to stock) or assets of his or her Employer by the Company, the Company shall assume and be responsible for the payment of benefits to such Participant as necessary pursuant to this Section
11.2 even though it may not have been such Participant's
Employer.  The Company's obligation under this Section
11.2(b) shall cease as of the earlier of the date all such benefits are paid to the affected Participant or the date the person who purchased such stock or assets, or a person who controls such person, agrees in writing to assume the liability for the benefits credited to the affected
Participants by reason of their participation in the Plan

     Section 11.3   Requirement of Proof.  In
discharging their duties and responsibilities under the Plan, the Committee or other individual may require proof of any matter concerning this Plan, and no person shall acquire any rights or be entitled to receive any benefits under this Plan until such proof is furnished.

     Section 11.4   Non-Recommendation of Investment.
The availability of any Investment Fund hereunder shall not be construed as a recommendation to designate a deemed investment in such Fund for purposes of crediting earnings to a Participant's Accounts. The decision as to the choice of a deemed investment for a Participant's Accounts must be made solely by each Participant, and no officer or employee of any Employer or the Trustee is authorized to make any recommendation to any Participant concerning the designation of Investment Funds hereunder.

     Section 11.5   Indemnification.  The Company
shall indemnify each member of the Committee and hold each of them harmless from the consequences of acts or conduct when done in an official capacity, This provision shall apply only if the member acted in good faith and in a manner reasonably believed to be solely in the best interests of the Participants and their Beneficiaries, and with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful.
Such indemnification shall cover any and all attorneys' fees and expenses, judgments, fines and amounts paid in settlement, but only to the extent such amounts are not paid to such person(s) under an applicable Company insurance policy and to the extent such amounts are actually and reasonably incurred by such person(s).

     Section 11.6   Non-Alienation.  Except as
otherwise provided herein, no right or interest of any Participant or Beneficiary in the Plan and the Trust shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, attachment, garnishment, execution, levy, bankruptcy, or any other disposition of any kind, either voluntary or involuntary, prior to actual receipt of payment by the person entitled to such right or interest under the provisions hereof, and any such disposition or attempted disposition shall be void.

     Section 11.7   Facility of Payment.  If the
Committee shall determine a Participant or Beneficiary entitled to a distribution hereunder is incapable of caring for his or her own affairs because of illness or otherwise, it may direct any distribution from such Participant's Accounts be made, in such shares as it shall determine, to the Spouse, child, parent or other blood relative of such Participant or Beneficiary, or any of them, or to such other person or persons as the Committee may determine, until such date as it shall determine such incapacity no longer exists. The Committee shall be under no obligation to see to the proper application of the distributions so made to such person or persons and any such distribution shall be a complete discharge of any liability under the Plan to such Participant or Beneficiary, to the extent of such distribution.

     Section 11.8     Requirement of Releases.  If in
the opinion of the Committee, any present or former Spouse or dependent of a Participant shall by reason of the law of any jurisdiction appear to have any interest in Plan benefits that may become payable to such Participant, the Committee may direct such benefits be withheld pending receipt of such written releases as it deems necessary to prevent or avoid any conflict or multiplicity of claims with respect to the payment of such benefits.

     Section 11.9     Unclaimed Benefits.  Each
Participant shall provide the Company with a current address and the current address of any Beneficiary. The
Company shall not be obligated to search for any person entitled to benefits from the Plan who cannot be located.
If such a person cannot be located at the time benefits under the Plan are payable, and such person is not located within three (3) years, the Company may make payments from the Plan as though the individual to whom payment was due had died at the end of such three (3) year period.

     Section 11.10    Computational Errors.  In the
event mathematical, accounting, or similar errors are made in processing or paying a benefit under the Plan, the Committee may make such equitable adjustments as it deems appropriate (which may be retroactive) to correct such errors.

                 ARTICLE XII

             TRANSITIONAL RULES


     Section 12.1   Amounts Deferred Under Prior
Plan. Any compensation deferred by a Participant under the Plan prior to its amendment and restatement (the
"Prior Plan") shall not be commingled with deposits and Employer Contributions made under the Plan and shall not become part of the Trust. All such deferrals shall continue to be accounted for by the Company and the Employers and shall remain subject to the provisions of the Prior Plan, including the irrevocable distribution elections made by the deferring participants with respect to such deferrals.

     Section 12.2   Bonus Compensation Earned in 1995
and Payable in 1996.  A Participant  who has earned Bonus
Compensation during 1995 and which is authorized for payment in 1996 may elect to defer payment of such 1995
Bonus Compensation only under the provisions of the Prior
Plan.

                SCHEDULE 1

             BASE COMPENSATION


Items Included

Base salary or wages

RSIP Plus pre-tax contributions

Medical Reimbursement Plan pre-tax
contributions

Shift differential pay

Overtime pay

Holiday pay

Sick leave pay

Bereavement pay

Jury duty pay

Military pay

Gain-sharing payments

Profit-sharing payments

Short-term disability benefits to
and all Sales commissions

Perquisites

Items Excluded

Stock Purchase & Bonus Plan bonus
contributions

Severance pay

Management Incentive Plan bonus

Special cash awards

Annual bonuses

Cash payments made and property or rights in property other than cash granted under or pursuant to the Pentair Omnibus Stock Incentive Plan

Moving expense reimbursements

Employee business expense reimbursements

Tuition reimbursement

Adoption assistance payments

Amounts contributed to (e.g, deferred salary) or received under or pursuant to non-qualified deferred compensation arrangements


Except as expressly included in the column headed "Items Included", all contributions
(other than after-tax employee contributions) benefits received under a tax-qualified plan